Exhibit 99.2

Horizon Pharma plc Announces Pricing of Private Offering of Senior Notes

DUBLIN, Ireland – October 20, 2016 – Horizon Pharma plc (Nasdaq: HZNP) (“Horizon”), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced that Horizon Pharma, Inc. and Horizon Pharma USA, Inc., its wholly owned subsidiaries, have priced their offering of $300 million aggregate principal amount of 8.750% senior notes due 2024. The note offering is expected to close on or about October 25, 2016, subject to customary closing conditions.

Horizon currently expects to use the net proceeds from the offering of notes and $375 million of incremental term loans under Horizon’s existing senior secured credit facility to fund a portion of Horizon’s planned acquisition of Raptor Pharmaceutical Corp. (“Raptor”), repay Raptor’s outstanding debt, and pay any prepayment premiums, fees and expenses in connection with the foregoing. If the Raptor acquisition is not consummated concurrently with the consummation of the note offering, the proceeds from the offering of the notes will be held in escrow pending release in connection with the closing of the Raptor acquisition.

The notes and the incremental term loans will be fully and unconditionally guaranteed by Horizon, as well as by certain of its existing and future subsidiaries.

The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated medicines that address unmet medical needs. Horizon markets nine medicines through its orphan, rheumatology and primary care business units. Horizon’s global headquarters are in Dublin, Ireland.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the completion and timing of the private offering of the notes, Horizon’s plans to borrow the incremental term loans under its senior secured credit facility, the potential placement of the proceeds of the note offering into escrow and the terms of the escrow, and the expected use of net proceeds from the note offering and the incremental term loans. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ

Connaught House, 1st Floor, 1 Burlington Road Dublin 4, D04 C5Y6, Ireland

materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether and when Horizon will be able to close the proposed acquisition of Raptor, Horizon’s ability to obtain financing on the terms and in the amounts expected, the satisfaction of customary closing conditions related to the offering of the notes and the incremental term loans and the fact that Horizon will maintain discretion in its use of the net proceeds from the notes and the incremental term loans. Additional risks and uncertainties relating to the forward-looking statements in this press release, Horizon and its business can be found under the caption “Risk Factors” and elsewhere in Horizon’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent filings with the SEC. Forward-looking statements speak only as of the date of this press release, and Horizon undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of Raptor or any other securities. On September 26, 2016, Horizon Pharma plc filed a tender offer statement on Schedule TO with the SEC and, on the same date, a Solicitation/ Recommendation Statement on a Schedule 14D-9 was filed with the SEC by Raptor. The offer to purchase shares of Raptor common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS FILED AND AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to MacKenzie Partners, Inc., the Information Agent for the tender offer, at (800) 322-2885.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Horizon and Raptor each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Horizon or Raptor at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Horizon’s and Raptor’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

Connaught House, 1st Floor, 1 Burlington Road Dublin 4, D04 C5Y6, Ireland

U.S. Media:

Geoff Curtis

Senior Vice President, Corporate Communications

media@horizonpharma.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Connaught House, 1st Floor, 1 Burlington Road Dublin 4, D04 C5Y6, Ireland